                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 20, 1995
                                                        _________________

               NORTHLAND CABLE PROPERTIES FIVE LIMITED PARTNERSHIP
               ___________________________________________________
               (Exact name of registrant as specified in charter)

      STATE OF WASHINGTON               0-16065                  91-1302403
      ___________________               _______                  __________
(State or other jurisdiction of       (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


                      NORTHLAND COMMUNICATIONS CORPORATION
                          3600 WASHINGTON MUTUAL TOWER
                  1201 THIRD AVENUE, SEATTLE, WASHINGTON 98101
                  ____________________________________________
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (206) 621-7244
                                                           ______________

                                      N.A.
                                      ____
          (Former name or former address, if changed since last report)


This filing contains ______ pages.  Exhibits Index appears on page ______.

       NORTHLAND CABLE PROPERTIES FIVE LIMITED PARTNERSHIP

ITEM 2.    ACQUISITION OF ASSETS

         On August 15, 1995, Northland Cable Properties Five Limited Partnership (the "Registrant") entered into separate agreements to acquire substantially all operating assets and franchise rights of the cable television systems in or around the communities of Ellenboro, Bostic, Gilkey and Harris, all in the State of North Carolina (the "Phoenix system"). The cable television systems represent approximately 2,400 basic subscribers and were owned by Phoenix Cable Income Fund and PCI One Incorporated. The assets were acquired on December 20, 1995 for the purchase prices of $2,932,000 and $1,301,000 for the Ellenboro, and the Gilkey and Harris systems, respectively. Of the total purchase price of $4,126,407 was paid at the closing date and the balance of $106,593 will be paid 120 days after the closing date, net of any purchase price adjustments, under the terms of a subordinated, non-interest bearing hold-back note. The purchase price is based on Seller's representations as to monthly revenues and the number of basic subscribers as of the closing date. There is no material relationship between the Registrant and the Seller or any of their affiliates, directors, officers or associates.

         The cable television system assets acquired were used by the Seller to provide cable television service to the subscribers of the communities described below. The Registrant intends to continue such use.

           FINANCING

         The purchase was financed by borrowings under the Registrant's revolving credit and term loan facility. At the time of this filing, the balance outstanding under the credit facility is $21,481,554. The interest rates on the credit facility were as follows: $17,000,000 fixed at 8.00% under the terms of a self-amortizing interest rate swap agreement with the Registrant's lender expiring December 8, 1997. The balance of $4,481,554 bears interest at the prime rate plus 1.38% (currently at 9.88%). The above rates include a margin paid to the lender based on overall leverage, and may increase or decrease as the Registrant's leverage fluctuates.

           PROFILE OF THE PHOENIX SYSTEM

         The Phoenix system serves the communities of Ellenboro, Bostic, Gilkey and Harris, located in southwest North Carolina.

         The communities are located in Rutherfordton County, North Carolina. This region is known for its year-round moderate climate and agriculture is a major contributor to the local economy.

           EFFECTS OF REGULATION

         On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act"). The 1992 Act substantially reregulated the cable television industry and imposed numerous requirements, including provisions subjecting rates for certain services and equipment to regulation by the applicable local franchising authority and by the Federal Communications Commission ("FCC"), exclusive programming arrangements, the carriage of broadcast signals, customer service standards, leased access channels, customer premises equipment compatibility and various other matters. On April 1, 1993, the FCC announced the adoption of rate regulations which became effective September 1, 1993. Under those initial regulations, rates were evaluated against "competitive benchmarks" and were generally subject to rollbacks if they exceeded the benchmark levels. On February 22, 1994, the FCC substantially revised the rate regulation rules to effect further rate reductions effective May 15, 1994, or later in certain circumstances, based on complex formulas and revised benchmarks.

         All of the Registrant's cable systems are potentially subject to rate regulation. The 1992 Act (i) requires the FCC to establish rate standards for basic cable service rates which may be regulated by the applicable local franchising authority, (ii) requires the FCC, upon receipt of a complaint, to review rates for additional tiers of cable service, (iii) regulates rates for mandatorily offered commercial leased access channels and (iv) eliminates the automatic five percent annual increase for basic rates allowed under prior law. Rates for channels offered on a per-channel basis as individual purchase options and pay-per-view events are excluded from rate regulation.

         Basic service rates, including the equipment used to receive basic service, may be regulated by a local franchising authority once it has been "certified" by the FCC. When the certification becomes effective, the local franchise authority may request the cable operator to justify its existing rates charged for basic service and related equipment ("request for justification" or "RFJ"). Rates charged in excess of the maximum allowable rates determined under FCC regulations are subject to refund for the period in which the excess rates were charged or one year, whichever is shorter. Additional tiers of service are subject to regulation only upon an appropriately filed complaint to the FCC by any subscriber, franchising authority or other person ("subscriber complaints"). If no subscriber complaints are filed within 45 days of a change in the FCC regulated rates, such rates are not subject to challenge unless and until the cable operator seeks to modify them. Refund liability, if any, generally would be limited to any incremental increase in rates. In late 1994, the FCC revised its rules to permit cable operators to offer New Product Tiers at rates which they elect so long as, among other conditions, other channels that are subject to rate regulation are priced in conformity with applicable regulations and cable operators do not remove programming services from existing service tiers and offer them on the New Product Tier.

         On May 5, 1995, the FCC announced the adoption of a simplified set of alternative rate regulation rules that will apply to "small" cable systems, defined as a system serving 15,000 or fewer subscribers, that are owned by "small" companies, defined as a company serving 400,000 or fewer subscribers. Under the FCC's definition, the Registrant is a "small" company and each of the Registrant's cable systems are "small" systems. Maximum permitted rates under these revised rules is dependent on several factors including the number of regulated channels offered, net asset basis of plant and equipment used to deliver regulated services, the number of subscribers served and a reasonable rate of return.

         As of the date of this filing, no local franchising authorities have elected to certify, no RFJ's have been received from franchise authorities, and two subscriber complaints have been filed in a system representing 17% of the Registrant's total subscribers. Based on management's analysis, the rates charged by these systems are within the maximum rates allowed under FCC rate regulations.

         Future rate increases under this regulatory environment will be dependent on several factors including the level of inflation as measured by the annual change in the GNP-PI index, increases in "external costs" as defined by the FCC and possible changes to the existing rules regarding rate increases associated with the launch of new services on regulated tiers. Because of the uncertainties associated with these factors the future impact of rate regulation on the Registrant's results of operations cannot be determined at this time. Management feels it is reasonably possible under the price cap mechanism that operating margins will stabilize and perhaps increase in future periods as inflation and external cost increases are allowed to be passed through to subscribers through rate adjustment.

SUBSCRIBER SUMMARY
(As of December 20, 1995)

Estimated Homes Passed:                               3,700

Basic Subscribers:
  Basic                                               2,414
  Bulk Equivalent                                         -
                                                      -----
      Total                                           2,414
                                                      =====
      % of Homes Passed                                 65%

CURRENT RATES
(excluding franchise fees, including sales tax)

Basic                                                 22.13
HBO                                                    9.95
Cinemax                                                9.95
Disney                                                 9.95
Showtime                                               9.95

Installation                                          43.75
Reconnect fee                                         26.25
Transfer fee                                          26.25
Install extra outlet                                  26.25

CHANNEL LINE-UP - ELLENBORO, NORTH CAROLINA

 CABLE            OFF-AIR                                          NETWORK
CHANNEL           CHANNEL           STATION                        (LOCATION)
-------           -------           -------                        ----------
   2                                Showtime
   3                 3              WBTV                           CBS (Charlotte, NC)
   4                 4              WYFF                           NBC (Greenville, SC)
   5                                Home Box Office
   6                33              WUNF                           PBS (Asheville, NC)
   7                 7              WSPA                           CBS (Spartanburg, NC)
   8                                The Nashville Network
   9                 9              WGN                            IND (Chicago, IL)
   10                               CNN
   11               21              WHNS                           FOX (Asheville, NC)
   12                               ESPN
   13               13              WLOS                           ABC (Asheville, NC)
   14                               Local Origination
   15                               Local Origination
   16               16              WGGS                           IND (Greensville, SC)
   17               17              WTBS                           IND (Atlanta, GA)
   18
   19                               Nickelodeon
   20                               MTV Networks
   21                               QVC Networks
   22                               USA Networks
   23                               Cinemax
   24                               The Discovery Channel
   25                               The Disney Channel
   26                               The Family Channel
   27               46              WJZY                           IND (Charlotte, NC)
   28                               Country Music Television
   29               29              WNTV                           PBS (Greenville, SC)
   30                               Arts & Entertainment
   31                               The Weather Channel
   32                               C-Span
   33                               CNBC
   34                               TNT
   35               49              WRET                           PBS (Spartanburg, NC)
   36                               Lifetime Network
   37                               SportSouth
   38                               Turner Classic Movie
   39                               Sci Fi Channel
   40                9              WOR                            IND (New York, NY)
   41                               Cartoon Network
   42                               The Learning Channel

CHANNEL LINE-UP - HARRIS, NORTH CAROLINA

 CABLE            OFF-AIR                                          NETWORK
CHANNEL           CHANNEL           STATION                        (LOCATION)
-------           -------           -------                        ----------
   2                                Showtime
   3                 3              WBTV                           CBS (Charlotte, NC)
   4                 4              WYFF                           NBC (Greenville, SC)
   5                                Home Box Office
   6                                ESPN
   7                 7              WSPA                           CBS (Spartanburg, NC)
   8                46              WJZY                           IND (Charlotte, NC)
   9                21              WHNS                           FOX (Asheville, NC)
   10                               Lifetime
   11                               Nickelodeon
   12               33              WUNF                           PBS (Asheville, NC)
   13               13              WLOS                           ABC (Asheville, NC)
   14                               The Nashville Network
   15                               The Family Channel
   16                               The Weather Channel
   17                9              WGN                            IND (Chicago, IL)
   18                               TNT
   19               16              WGGS                           IND (Greenville, SC)
   20                               CNN
   21                               MTV Networks
   22                               Country Music Television
   23                               The Disney Channel
   24                               The Discovery Channel
   25                               SportSouth
   26               17              WTBS                           IND (Atlanta, GA)
   27               49              WRET                           PBS (Spartanburg, NC)
   28                               USA Network
   29               29              WNTV                           PBS (Spartanburg, NC)
   30                               Turner Classic Movies
   31                9              WOR                            IND (New York, NY)
   32                               Cartoon Network
   33                               The Learning Channel
   34                               QVC Network

CHANNEL LINE-UP - GILKEY, NORTH CAROLINA

 CABLE            OFF-AIR                                          NETWORK
CHANNEL           CHANNEL           STATION                        (LOCATION)
-------           -------           -------                        ----------
   2                                Showtime
   3                 3              WBTV                           CBS (Charlotte, NC)
   4                 4              WYFF                           NBC (Greenville, SC)
   5                                Home Box Office
   6                                ESPN
   7                 7              WSPA                           CBS (Spartanburg, NC)
   8                46              WJZY                           IND (Charlotte, NC)
   9                33              WUNF                           PBS (Asheville, NC)
   10               21              WHNS                           FOX (Asheville, NC)
   11                               Lifetime
   12               13              WLOS                           ABC (Asheville, NC)
   13                               Nickelodeon
   14                               CNN
   15                               The Nashville Network
   16
   17               17              WTBS                           IND (Atlanta, GA)
   18                               USA Network
   19                               The Discovery Channel
   20                               MTV Networks
   21               29              WNTV                           PBS (Greenville, SC)
   22                9              WGN                            IND (Chicago, IL)
   23                               The Disney Channel
   24                               VH-1
   25                               TNT
   26                               Turner Classic Movies
   27                9              WOR                            IND (Seaaucus, NJ)
   28                               Country Music Television
   29                               The Family Channel
   30                               QVC Network

                  FRANCHISE AGREEMENTS

         The Systems operate under the terms of following franchise agreements:

FRANCHISE                                   EXPIRATION DATE       FRANCHISE FEE
Town of Ellenboro                              07/12/2008               3%

Town of Bostic                                 11/09/2008               3%

Rutherford County                              11/06/2014               3%

Rutherford County (Ellenboro, Bostic,          06/04/1999               3%
nearby unincorporated Rutherford
County)

Rutherford County ( Harris, Gilkey and         06/05/2008               5%
nearby unincorporated Rutherford
County)

                                                                              Sequentially
                                                                                Numbered
                                                                                  Page
                                                                              ------------
Item 7.      Financial Statements, Pro Forma
             Financial Statements and Exhibits

       (a) Financial Statements of Friendship Cablevision and Ellenboro Cablevision

             For Years Ended 1995 and 1994

                 Report of Independent Public Accountants
                 Combined Balance Sheet as of June 30,
                   1995 and 1994
                 Combined Statements of Operations for Years
                   Ended June 30, 1995 and 1994
                 Combined Statements of Changes in Owner's
                   Equity (Deficit) for Years Ended June 30,
                   1995 and 1994
                 Combined Statements of Cash Flows for Years
                   Ended June 30, 1995 and 1994
                 Notes to Combined Financial Statements for the
                   Year Ended June 30, 1995

             For the Three Months Ended September 30, 1995 and 1994

                 Unaudited Combined Balance Sheets as of
                   September 30, 1995 and 1994
                 Unaudited Combined Statements of Operations
                   for Three Months Ended September 30, 1995
                   and 1994
                 Combined Statements of Changes in Owner's
                   Equity (Deficit) for Year Ended June 30, 1995
                   and Three Months Ended September 30, 1995
                 Unaudited Combined Statements of Cash Flows
                   for the Three Months Ended September 30,
                   1995 and 1994

       (b)   Pro Forma Financial Statements

             Introduction

             Unaudited Pro Forma Balance Sheet at September 30,
               1995

             Unaudited Pro Forma Statement of Operations for
               the Nine Months Ended September 30, 1995

             Unaudited Pro Forma Statement of Operations for
               the Year Ended December 31, 1994

             Notes to Unaudited Financial Statements for the Year
               Ended December 31, 1994

                           FRIENDSHIP CABLEVISION AND
                           ELLENBORO CABLEVISION

                           COMBINED FINANCIAL STATEMENTS
                           AS OF JUNE 30, 1995 AND 1994
                           TOGETHER WITH AUDITORS' REPORT

                                  [LETTERHEAD]


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  Phoenix Cable Incorporated:

We have audited the accompanying combined balance sheets of Friendship Cablevision and Ellenboro Cablevision (cable television systems owned by Phoenix Cable Incorporated) as of June 30, 1995 and 1994, and the related combined statements of operations, changes in owner's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Friendship Cablevision and Ellenboro Cablevision as of June 30, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN, LLP


San Francisco, California,
  October 20, 1995

                FRIENDSHIP CABLEVISION AND ELLENBORO CABLEVISION

                             COMBINED BALANCE SHEETS

                                                                                         June 30,

                                                                                   1995           1994
                                                                                ----------     ----------
Cash and cash equivalents                                                       $   29,323     $   29,666

Receivables:
  Trade and other (net of allowance for doubtful accounts of $5,970 and
  $2,739 at June 30, 1995 and 1994, respectively                                    23,150         23,403

Due from affiliates                                                                161,090        229,821

Property, cable systems and equipment (net of accumulated depreciation of
  $991,925 and $803,751 at June 30, 1995 and 1994, respectively)                 1,455,716      1,547,991

Cable subscriber lists (net of accumulated amortization of $219,560 and
  $191,851 at June 30, 1995 and 1994 respectively)                                    --           27,709

Cable franchise rights and other intangible assets (net of accumulated amortization of $288,447 and $253,955 at June 30, 1995 and 1994
  respectively)                                                                    267,044        301,536

Other Assets                                                                         1,312         10,779
                                                                                ----------     ----------

                   Total Assets                                                 $1,937,635     $2,170,905
                                                                                ==========     ==========

                                LIABILITIES AND OWNER'S DEFICIT

Liabilities:

Accounts payable and accrued expenses                                           $   62,191     $  107,010

Notes payable                                                                    1,942,813      2,081,437

Subscriber prepayments and deposits                                                 20,823         24,902
                                                                                ----------     ----------

                  Total Liabilities                                              2,025,827      2,213,349

Owner's deficit                                                                    (88,192)       (42,444)
                                                                                ----------     ----------

                  Total Liabilities and Owner's deficit                         $1,937,635     $2,170,905
                                                                                ==========     ==========

                     The accompanying notes are an integral
                       part of these financial statements.

                FRIENDSHIP CABLEVISION AND ELLENBORO CABLEVISION

                        COMBINED STATEMENTS OF OPERATIONS

                                                            Years Ended
                                                              June 30,

                                                        1995             1994
                                                     ---------        ---------
REVENUE                                              $ 782,101        $ 743,395

(EXPENSE)

   Program service                                    (192,947)        (173,006)

   General and administrative                         (144,792)        (163,234)

   Home office                                         (87,702)         (87,364)

   Depreciation and amortization                      (250,375)        (242,249)
                                                     ---------        ---------

          Operating income                             106,285           77,542


OTHER INCOME (EXPENSES)

   Interest expense                                   (155,437)        (137,723)

   Interest income                                       3,404            1,253
                                                     ---------        ---------

          Total other expenses                        (152,033)        (136,470)
                                                     ---------        ---------

Loss before benefit for income taxes                   (45,748)         (58,928)

   Benefit for income taxes                             15,939           11,897
                                                     ---------        ---------

          Net loss                                   $ (29,809)       $ (47,031)
                                                     =========        =========

                     The accompanying notes are an integral
                       part of these financial statements.

                FRIENDSHIP CABLEVISION AND ELLENBORO CABLEVISION
           COMBINED STATEMENTS OF CHANGES IN OWNER'S EQUITY (DEFICIT)

                                                  Retained Earnings (Deficit)
                                                  ---------------------------
Balance, June 30, 1993                                      $ 16,484

Income tax benefit transferred to parent                     (11,897)

Net loss                                                     (47,031)
                                                            --------

Balance, June 30, 1994                                       (42,444)

Income tax benefit transferred to parent                     (15,939)

Net loss                                                     (29,809)
                                                            --------

Balance, June 30, 1995                                      $(88,192)
                                                            ========

                     The accompanying notes are an integral
                       part of these financial statements.

                FRIENDSHIP CABLEVISION AND ELLENBORO CABLEVISION
                        COMBINED STATEMENTS OF CASH FLOW

                                                               Year Ended
                                                                June 30,

                                                            1995         1994
                                                         ---------    ---------
OPERATING ACTIVITIES:
   Net loss                                              $ (29,809)   $ (47,031)

   Adjustments to reconcile net loss
    to net cash provided by operating activities:
        Depreciation and amortization                      250,375      242,249
        Decrease (increase) in trade receivables               253       (1,751)
        Decrease (increase) in other assets                  9,467      (10,068)
        (Decrease) increase in accounts payable
          and accrued expense                              (44,819)       9,131
        (Decrease) increase in subscriber
          prepayments and deposits                          (4,079)       3,509
        Income tax benefit transferred to parent           (15,939)     (11,897)
                                                         ---------    ---------

   Net cash provided by operating activities               165,449      184,142

INVESTING ACTIVITIES:
        Purchase of cable systems and equipment            (95,899)     (65,562)
                                                         ---------    ---------

   Net cash used in investing activities                   (95,899)     (65,562)
                                                         ---------    ---------

FINANCING ACTIVITIES:
        Advances from affiliate                            403,140      358,168
        Payment to affiliates                             (334,409)    (399,044)
        Payment of notes payable                          (138,624)    (140,867)
                                                         ---------    ---------

   Net cash used in financing activities                   (69,893)    (181,743)
                                                         ---------    ---------

   Decrease in cash and cash equivalents                      (343)     (63,163)

   Cash and cash equivalents beginning of                   29,666       92,829
     period                                              ---------    ---------

   Cash and cash equivalents end of period               $  29,323    $  29,666
                                                         =========    =========

                     The accompanying notes are an integral
                       part of these financial statements.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  JUNE 30, 1995

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Organization

         Friendship Cablevision and Ellenboro Cablevision (the System) are comprised of cable television systems located in the towns of Ellenboro, Bostic, Gilkey, Harris and parts of Rutherford County, North Carolina. The System's fiscal year end is June 30. The System is owned by Phoenix Cable Incorporated
(PCI) which is a wholly owned subsidiary of Phoenix American Incorporated (PAI).

         Allocation of Certain Revenue and Expenses

         The following revenue and expenses were allocated from their respective systems based on subscriber counts as of June 30, 1995 and 1994:

                                    REVENUES

                                                             ELLENBORO
                                                              June 30,
                                                    1995                   1994
                                                    ----                   ----
Other Income                                       $   25                 $   24

Cable - Commission Income                           2,602                  2,062

Gain/Loss on Sale of Property                         337                   --


                                    EXPENSES

                                         June 30, 1995                 June 30, 1994
                                    Ellenboro     Friendship      Ellenboro      Friendship
                                    ---------     ----------      ---------      ----------
Program Service                      $125,183     $    --          $114,579          --
General and Administrative            118,717          --            93,534          --
Home Office                            61,824        25,878          61,318        26,046
Depreciation and Amortization         144,151          --           140,728          --


         PCI's management believes this method is a reasonable basis for allocation.

         Income Taxes

         For tax reporting purposes, the System uses the accrual method of accounting and its results are included in the consolidated tax return filed by PAI. PCI has a tax sharing agreement with PAI which stipulates that PAI will use all tax losses generated by the System to offset taxable income generated by its other business segments and will pay all tax liabilities as they arise.

         The System adopted FAS 109 (Accounting for Income Taxes) on July 1, 1993. The adoption of FAS 109 did not have a material effect on the financial position of the System.

         Cable System Acquisition Purchase Price Allocation Method

         The acquisition of the System was accounted for using the "purchase method" of accounting. The purchase price was allocated in accordance with the fair market value of the assets (including intangible assets) and liabilities.

         Property Cable Systems and Equipment

         Depreciation of property, cable systems and equipment is provided using the straight-line method over the following estimated service lives:

         Distribution systems                         13 years
         Plant and equipment                          13 years
         Headend equipment                            13 years
         Vehicles and other                            5 years

         Replacements, renewals and improvements are capitalized. Maintenance and repairs are charged to expense as incurred.

         Intangible Assets

         Costs assigned to intangible assets are amortized using the straight-line method over the following estimated useful lives:

         Franchise rights                             10 years
         Subscriber lists                              8 years
         Non-competition agreements                    5 years
         Consulting agreement                          2 years
         Organizational costs                          5 years

         The cost assigned to non-competition and consulting agreements have been fully amortized as of June 30, 1994. The cost assigned to subscriber list have been fully amortized as of June 30, 1995.

         PCI's management evaluates impairment of assets by reference to the valuation on a per subscriber basis of unrelated cable sale transactions. That evaluation is made at each balance sheet date.

         Revenue Recognition

         Services are billed monthly in advance. Revenue is deferred and recognized as the services are provided.

         Home Office Expense

         Home office expense include charges from an affiliate for accounting, personnel, tax and executive services.

NOTE 2.  SUPPLEMENTAL DISCLOSURES TO THE COMBINED STATEMENTS OF CASH FLOWS:

         For purposes of the statements of cash flows, cash and cash equivalents includes investments in money market funds.

For the Years Ended
June 30,                                             1995              1994
-----------------------------                       ------            ------
Cash paid during the year for interest             $155,722          $138,060
                                                   ========          ========

NOTE 3.  DUE FROM AFFILIATE:

         The amount due from affiliate relates to excess cash amounts advanced to PAI from the System.

NOTE 4.  PROPERTY, CABLE SYSTEMS AND EQUIPMENT:

         The cost of property, cable systems and equipment and the related accumulated depreciation consist of the following at June 30:

                                                  1995                  1994
                                                  ----                  ----
Distribution systems                          $ 2,196,960           $ 2,146,099
Plant installations                               114,361                96,853
Headend equipment                                  80,000                70,000
Equipment and tools                                 8,525                 8,257
Vehicles                                           39,736                23,289
Office furniture and fixtures                       8,059                 7,244
                                              -----------           -----------
                                                2,447,641             2,351,742
Less: accumulated depreciation                   (991,925)             (803,751)
                                              -----------           -----------

Net property, cable systems and
equipment                                     $ 1,455,716           $ 1,547,991
                                              ===========           ===========

         Depreciation expense totaled $188,174 and $180,038 for the years ended June 30, 1995 and 1994, respectively.

NOTE 5.  INTANGIBLE ASSETS:

         Cable franchise rights and intangible assets include the following at June 30:

                                                     1995                1994
                                                     ----                ----
Subscriber lists                                  $ 219,560           $ 219,560
Franchise rights                                    475,778             475,778
Organizational costs                                 39,477              39,477
Non-competition agreements                           25,018              25,018
Consulting agreement                                 15,000              15,000
Other                                                   218                 218
                                                  ---------           ---------
                                                    775,051             775,051
 Less: accumulated amortization                    (508,007)           (445,806)
                                                  ---------           ---------

 Net intangible assets                            $ 267,044           $ 329,245
                                                  =========           =========

         Amortization expense totaled $62,201 and $62,211 for the years ended June 30, 1995 and 1994, respectively.

NOTE 6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

         Accounts payable and accrued expenses consist of the following at June 30:

                                                        1995               1994
                                                      -------           --------
Trade                                                 $38,108           $ 84,211
Accrued interest                                        3,015              2,730
Franchise fees                                         21,068             20,069
                                                      -------           --------
Total accounts payable and accrued
  expenses                                            $62,191           $107,010
                                                      =======           ========


NOTE 7.  NOTES PAYABLE:

         Notes payable consist of the following at June 30:

                                                                1995           1994
                                                                ----           ----
         Loan with a bank, collateralized by all
         the assets of the System with quarterly
         interest at a varying interest rate tied
         to the bank's prime rate or LIBOR rate.
         Principal payments commenced on September
         30, 1993 and are scheduled to be made in
         32 consecutive quarterly
         installments....................................   $1,942,813     $2,081,437
                                                             =========      =========

         The weighted average interest rate on the System's debt during the year was 7.8% and 6.1% during 1995 and 1994, respectively.

         In connection with the System's loan, various financial ratios and other covenants must be maintained. As of September and June 30, 1995 PCI was in violation of certain covenants. The lender has waived these violations.

         PCI allocated the System its pro rata portion of the note payable to a bank and the corresponding interest expense based upon its share of the original amount borrowed.

         Principal payments due for the years ended June 30 are as follows:

         1996  .............................................   $  177,754
         1997  .............................................      227,747
         1998  .............................................      283,295
         1999  .............................................      344,398
         2000  .............................................      422,165
         Future.............................................      487,454
                                                               ----------
                                                               $1,942,813
                                                               ==========

NOTE 8.  INCOME TAXES:

         Deferred taxes arise from temporary differences between financial and tax reporting for depreciation and amortization expense. The cumulative temporary differences were $924,405 and $878,410 at June 30, 1995 and 1994 respectively. The System computes its tax provision based upon its tax attributes and the related provision or benefit is transferred to PAI. The resulting asset and liability have been transferred to PAI in accordance with the tax sharing agreement.

         The difference between the effective tax rate and statutory tax rate is due to certain expenses deductible for financial reporting purposes but not for tax purposes, primarily amortization of intangible assets, state tax expense net of federal benefit, and other miscellaneous items.

         The reconciliation of income tax expense at the statutory rate to income tax expense at the effective rate is as follows:

                                                      1995                1994
                                                    --------           --------
Tax at statutory rate                               $(16,012)          $(20,036)
State benefit net of federal effect                   (3,180)            (5,439)
Non-deductible intangible
  amortization                                         3,729              3,729
Other                                                   (476)             9,849
                                                    --------           --------
                                                    $(15,939)          $(11,897)
                                                    ========           ========

NOTE 9.  SUBSEQUENT EVENTS:

         On August 15, 1995, PCI entered into an agreement to sell the System for an aggregate purchase price of $4,233,000. Payment will be in cash for $4,129,000 at closing date and $104,000 in the form of non-negotiable, non-assignable, non-interest bearing promissory notes due 120 days after the date of closing.

         The outstanding note payable of $1,942,813 will be paid off by PCI upon closing of the above described transaction.

                                   FRIENDSHIP CABLEVISION AND
                                   ELLENBORO CABLEVISION



                                   COMBINED FINANCIAL STATEMENTS
                                   FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
                                   (UNAUDITED)

                FRIENDSHIP CABLEVISION AND ELLENBORO CABLEVISION

                          COMBINED FINANCIAL STATEMENTS

                                   (Unaudited)

                 THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

The accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present the combined financial position of Friendship Cablevision and Ellenboro Cablevision as of September 30, 1995 and 1994 and the results of its operations and its cash flows for the three month periods then ended.

The results for the three months ended September 30, 1995 and 1994 are not necessarily indicative of the results to be expected for the full year.

These financial statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes thereto included elsewhere in this Form 8-K.

                FRIENDSHIP CABLEVISION AND ELLENBORO CABLEVISION

                             COMBINED BALANCE SHEETS

                                                                                September 30,
                                                                                     1995
                                                                                 (unaudited)        June 30, 1995
                                                                                 -----------        -------------
Cash and cash equivalents                                                        $    24,039         $    29,323

Receivables:
  Trade and other (net of allowance for doubtful accounts of $7,924 and
  $5,970 at September and June 30, 1995, respectively                                 29,428              23,150

Due from affiliates                                                                  138,639             161,090

Property, cable systems and equipment (net of accumulated depreciation of
  $1,039,306 and $991,925 at September and June 30, 1995, respectively)            1,421,196           1,455,716

Cable franchise rights and other intangible assets (net of accumulated amortization of $297,070 and $288,447 at September and June 30, 1995,
  respectively)                                                                      258,422             267,044

Other Assets                                                                           1,224               1,312
                                                                                 -----------         -----------

                   Total Assets                                                  $ 1,872,948         $ 1,937,635
                                                                                 ===========         ===========

                         LIABILITIES AND OWNER'S DEFICIT

Liabilities:

Accounts payable and accrued expenses                                            $    58,349         $    62,191

Notes payable                                                                      1,890,176           1,942,813

Subscriber prepayments and deposits                                                   22,405              20,823
                                                                                 -----------         -----------

                  Total Liabilities                                                1,970,930           2,025,827

Owner's deficit                                                                      (97,982)            (88,192)
                                                                                 -----------         -----------

                  Total Liabilities and Owner's deficit                          $ 1,872,948         $ 1,937,635
                                                                                 ===========         ===========

                FRIENDSHIP CABLEVISION AND ELLENBORO CABLEVISION

                        COMBINED STATEMENTS OF OPERATIONS

                                                        Three Months Ended
                                                           September 30,

                                                     1995               1994
                                                  (unaudited)        (unaudited)
                                                  -----------        -----------
REVENUE                                            $ 196,914          $ 189,567

(EXPENSE)

   Program service                                   (51,412)           (43,613)

   General and administrative                        (49,619)           (51,595)

   Home office                                       (19,809)           (23,944)

   Depreciation and amortization                     (56,327)           (61,638)
                                                   ---------          ---------

          Operating income                            19,747              8,777


OTHER INCOME (EXPENSES)

   Interest expense                                  (30,019)           (28,375)

   Interest income                                       482                534
                                                   ---------          ---------

          Total other expenses                       (29,537)           (27,841)
                                                   ---------          ---------

Loss before benefit for income taxes                  (9,790)           (19,064)

   Benefit for income taxes                            3,427              6,673
                                                   ---------          ---------

          Net loss                                 $  (6,363)         $ (12,391)
                                                   =========          =========

                FRIENDSHIP CABLEVISION AND ELLENBORO CABLEVISION
           COMBINED STATEMENTS OF CHANGES IN OWNER'S EQUITY (DEFICIT)

                                                     Retained Earnings (Deficit)
                                                     ---------------------------
Balance, June 30, 1994                                         (42,444)

Income tax benefit transferred to parent                       (15,939)

Net loss                                                       (29,809)
                                                              --------
Balance, June 30, 1995                                        $(88,192)

Income tax benefit transferred to parent                        (3,427)

Net loss                                                        (6,363)
                                                              --------
Balance, September 30, 1995 (unaudited)                        (97,982)
                                                              ========

                FRIENDSHIP CABLEVISION AND ELLENBORO CABLEVISION

                        COMBINED STATEMENTS OF CASH FLOW

                                                           Three months ended
                                                              September 30,

                                                           1995             1994
                                                       (unaudited)       (unaudited)
                                                       -----------       -----------
OPERATING ACTIVITIES:
   Net loss                                             $  (6,363)        $ (12,391)

   Adjustments to reconcile net loss to
     net cash provided by operating activities:
        Depreciation and amortization                      56,003            61,637
        Increase in trade receivables                      (6,278)             (198)
        Decrease in other assets                               88             3,808
        Decrease in accounts payable and
          accrued expense                                  (3,842)          (13,397)
        Increase (decrease) in subscriber
          prepayments and deposits                          1,582            (2,458)
        Income tax benefit transferred to parent           (3,427)           (6,673)
                                                        ---------         ---------

   Net cash provided by operating activities               37,763            30,328

INVESTING ACTIVITIES:
        Purchase of cable systems and equipment           (12,861)          (53,565)
                                                        ---------         ---------

   Net cash used in investing activities                  (12,861)          (53,565)
                                                        ---------         ---------

FINANCING ACTIVITIES:
        Advances from affiliate                           114,442           111,713
        Payment to affiliates                             (91,991)          (15,057)
        Payment of notes payable                          (52,637)          (36,641)
                                                        ---------         ---------

   Net cash (used) provided in financing                  (30,186)           60,015
     activities

   Decrease in cash and cash equivalents                   (5,284)           36,778

   Cash and cash equivalents beginning of                  29,323            29,666
     period

   Cash and cash equivalents end of period              $  24,039         $  66,444
                                                        =========         =========

               NORTHLAND CABLE PROPERTIES FIVE LIMITED PARTNERSHIP

                         PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               SEPTEMBER 30, 1995
                     (PREPARED BY MANAGING GENERAL PARTNER)

               NORTHLAND CABLE PROPERTIES FIVE LIMITED PARTNERSHIP

                         PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               SEPTEMBER 30, 1995
                     (PREPARED BY MANAGING GENERAL PARTNER)

         The accompanying unaudited pro forma financial statements for the year ended December 31, 1994 and nine months ended September 30, 1995, have been prepared to present the effect of the purchase by Northland Cable Properties Five Limited Partnership ("the Partnership") of substantially all of the operating assets and franchises of Friendship Cablevision and Ellenboro Cablevision.

         The pro forma statements reflect the acquisition as of September 30, 1995 for balance sheet purposes and as if such acquisition had occurred on January 1, 1994 for income statement purposes. The income statements for Friendship Cablevision and Ellenboro Cablevision have been adjusted to reflect the year ended December 31, 1994 and the nine months ended September 30, 1995 in order to conform to the reporting periods for the Partnership

         The pro forma financial statements have been prepared by the Managing General Partner of the Partnership based upon the historical financial statements of the Partnership and Friendship Cablevision and Ellenboro Cablevision. Pro forma adjustments are described in the accompanying notes. The Pro Forma Statements of Operations may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of future operations of the Partnership. The pro forma financial statements should be read in conjunction with the audited and unaudited financial statements and notes thereto of Northland Cable Properties Five Limited Partnership, as previously reported in the Partnership's Form 10-K for the year ended December 31, 1994 and Form 10-Q for the three and nine months ended September 30, 1995, and Friendship Cablevision and Ellenboro Cablevision included elsewhere in this Form 8-K.

              NORTHLAND CABLE PROPERTIES FIVE LIMITED PARTNERSHIP
                                 BALANCE SHEET
                                  (UNAUDITED)
                               SEPTEMBER 30, 1995
                     (PREPARED BY MANAGING GENERAL PARTNER)


                                                              As reported                              After purchase
                                           ----------------------------------------------------------------------------------
                                              Friendship      Northland
                                           Cablevision and      Cable
                                              Ellenboro      Properties                        Pro Forma          Pro Forma
                                             Cablevision        Five            Total         Adjustments         Combined
                                           ----------------------------------------------------------------------------------
ASSETS:
  Cash and cash equivalents                   $   24,039     $   253,509    $   277,548    $   (23,053) (1b)     $   734,402
                                                                                               479,907  (1c)

  Accounts receivable                             29,428         318,899        348,327         (8,009) (1b)         340,318

  Due from affiliates                            138,639               -        138,639       (138,639) (1b)               -

  Property and equipment, net                  1,421,196       7,293,785      8,714,981      2,466,034  (1a)      11,181,015

  Intangible assets                              258,422       6,129,038      6,387,460        345,770  (1a)       6,435,808
                                                                                              (258,422) (1b)
                                                                                                50,000  (1c)
                                                                                               (89,000) (1d)

  Other assets                                     1,224          90,982         92,206         (1,224) (1b)          90,982
                                           ----------------------------------------------------------------------------------
                                              $1,872,948     $14,086,213    $15,959,161    $ 2,823,364           $18,782,525
                                           ==================================================================================

LIABILITIES:
  Accounts payable and accrued expenses       $   58,349     $   908,913    $   967,262    $   (58,349) (1b)     $   824,079
                                                                                               (84,834) (1c)
  Due to managing general partner and
  affiliates                                           -         103,778        103,778                              103,778

  Converter deposits                                   -          15,288         15,288                               15,288

  Subscriber prepayments                          22,405         111,537        133,942                              133,942


  Notes payable                                1,890,176      16,769,287     18,659,463     (1,890,176) (1b)          31,474
                                                                                           (16,737,813) (1c)

  Note payable to seller                                                              -        104,000  (1c)         104,000

  Note payable to bank                                                                -     21,481,554  (1c)      21,481,554


                                           ----------------------------------------------------------------------------------
                                               1,970,930      17,908,803     19,879,733      2,814,382            22,694,115
                                           ----------------------------------------------------------------------------------

PARTNERS' CAPITAL (DEFICIT)                      (97,982)     (3,822,590)    (3,920,572)        97,982  (1b)      (3,911,590)
                                                                                               (89,000) (1d)
                                           ----------------------------------------------------------------------------------
                                              $1,872,948     $14,086,213    $15,959,161    $ 2,823,364           $18,782,525
                                           ==================================================================================


                  See notes to pro forma financial statements

                  See notes to pro forma financial statements
              NORTHLAND CABLE PROPERTIES FIVE LIMITED PARTNERSHIP
                       PRO FORMA STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                     (PREPARED BY MANAGING GENERAL PARTNER)


                                                                        As reported                          After purchase
                                                      -----------------------------------------------------------------------------
                                                         Friendship      Northland
                                                      Cablevision and      Cable
                                                         Ellenboro      Properties                      Pro Forma       Pro Forma
                                                        Cablevision        Five         Total          Adjustments      Combined
                                                      -----------------------------------------------------------------------------
SERVICE AND CONNECTION FEES                                $587,965     $5,578,481     $6,166,446                       $6,166,446

OPERATING EXPENSES                                          333,561      3,334,346      3,667,907        35,278  (2)     3,703,185

DEPRECIATION AND AMORTIZATION                               181,515      1,314,715      1,496,230       143,354  (1d)    1,639,584
                                                      -----------------------------------------------------------------------------

  Income (Loss) from Cable Television Operations             72,889        929,420      1,002,309      (178,632)           823,677

  Loss from radio station operations, net                         -        (22,520)       (22,520)                         (22,520)
                                                      -----------------------------------------------------------------------------

     Income from operations                                  72,889        906,900        979,789      (178,632)           801,157

NONOPERATING INCOME (EXPENSE)                                 2,184            (13)         2,171        (2,184) (1b)          (13)

INTEREST EXPENSE                                            107,738      1,074,785      1,182,523      (107,738) (1b)    1,707,539
                                                                                                        632,754  (1e)
                                                      -----------------------------------------------------------------------------

  Net Income (Loss) before benefit for income taxes         (32,665)      (167,898)      (200,563)     (705,832)          (906,395)

INCOME TAX (EXPENSE) BENEFIT                                 11,397         (1,389)        10,008       (11,397) (1b)       (1,389)
                                                      -----------------------------------------------------------------------------

  Net Income (Loss)                                        $(21,268)    $ (169,287)    $ (190,555)    $(717,229)         $(907,784)
                                                      =============================================================================

              NORTHLAND CABLE PROPERTIES FIVE LIMITED PARTNERSHIP
                       PRO FORMA STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994
                     (PREPARED BY MANAGING GENERAL PARTNER)


                                                                          As reported                           After purchase
                                                        ----------------------------------------------------------------------------
                                                          Friendship       Northland
                                                        Cablevision and       Cable
                                                           Ellenboro       Properties                    Pro Forma      Pro Forma
                                                          Cablevision         Five        Total         Adjustments     Combined
                                                        ----------------------------------------------------------------------------
SERVICE AND CONNECTION FEES                                $762,749       $5,598,494    $6,361,243                      $ 6,361,243

OPERATING EXPENSES                                          424,523        3,209,440     3,633,963        45,765  (2)     3,679,728

DEPRECIATION AND AMORTIZATION                               246,313        1,675,502     1,921,815       186,846  (1d)    2,197,661
                                                        ----------------------------------------------------------------------------

  Income (Loss) from Operations                              91,913          713,552       805,465      (232,611)           483,854

NONOPERATING INCOME (EXPENSE)                                 2,329            9,848        12,177        (2,329) (1b)        9,848

INTEREST EXPENSE                                            146,581          761,186       907,767      (146,581) (1b)    1,916,929
                                                                                                       1,155,743  (1e)
                                                        ----------------------------------------------------------------------------

  Net Income (Loss) before benefit for income taxes         (52,339)         (37,786)      (90,125)   (1,244,102)        (1,423,227)

BENEFIT FOR INCOME TAXES                                     13,919                -        13,919       (13,919) (1b)            -
                                                        ----------------------------------------------------------------------------

  Net Income (Loss)                                        $(38,420)      $  (37,786)   $  (76,206)  $(1,258,021)       $(1,423,227)
                                                        ============================================================================

               NORTHLAND CABLE PROPERTIES FIVE LIMITED PARTNERSHIP
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               SEPTEMBER 30, 1995

1. The pro forma financial statements show the adjustments for the acquisition of substantially all of the operating assets and franchises (which occurred on December 20, 1995) of Phoenix Cable Income Fund and PCI One Incorporated. The adjustments reflect the acquisition as of September 30, 1995 for balance sheet purposes and as if such acquisition had occurred on January 1, 1994 for income statement purposes. The sources of funds for this acquisition are assumed to consist of bank debt and an unsecured noninterest bearing note payable to the Seller.

The pro forma adjustments for the above transaction are as follows:

         (a) To record the net increase in property and equipment, which includes an adjustment for excluded assets from the purchase of the system:

                  Purchase price                                $ 4,233,000
                  Less - book value of assets recorded
                     on Friendship Cablevision and
                     Ellenboro Cablevision                       (1,421,196)
                  Franchise Cost                                   (345,770)
                                                                -----------

                  Net Increase to Property and Equipment        $ 2,466,034
                                                                ===========

         (b) To eliminate nonassumed assets and liabilities of Friendship Cablevision and Ellenboro Cablevision.

         (c) To record the financing of the acquisition of Friendship Cablevision and Ellenboro Cablevision and refinance of the Partnership's existing debt.

                  Bank Debt                      $ 21,481,554
                  Seller Note                         104,000
                  Repayment of Existing
                    Bank Debt                     (16,737,813)
                  Accrued Interest                    (84,834)
                  Loan Fees                           (50,000)
                  Purchase Price                   (4,233,000)
                                                 ------------
                  Cash Provided                  $    479,907
                                                 ============

         (d) To eliminate depreciation and amortization of the systems and record depreciation and amortization of cable television property and equipment and franchises in accordance with the Managing General Partner's policies.

         (e) To record interest expense for the new debt associated with the acquisition. The interest rate on the debt is assumed at the bank's prime rate (varies from 6.75% to 9.00%) plus 1.38% per annum. No draws are assumed during the revolving credit period. For purposes of the interest expense calculation, an additional $450,000 borrowing on the Partnership's credit facility was assumed to occur 14 days after the acquisition, to replenish working capital and provide for capital expenditures.

2. To record the Partnership Management Fee payable to the Managing General Partner (Northland Communications Corporation) of 6% of Gross Revenues.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

               NORTHLAND CABLE PROPERTIES FIVE LIMITED PARTNERSHIP

                       BY: Northland Communications Corporation,
                           Managing General Partner

                       Dated: 1/5/96        BY: /s/ GARY S. JONES
                             -------------          ------------------
                                                    Gary S. Jones
                                                    (Vice President)